Exhibit 99.1

PAR PETROLEUM CORPORATION ANNOUNCES INVESTOR CALL

Houston, Texas (September 5, 2014): Par Petroleum Corporation (NYSE MKT: “PARR”) announced today that it will hold an investor call at 8:00 a.m. Central Time, on Monday, September 8, 2014 to discuss the recent announcement by Hawaiian Electric Company, Inc. (“HECO”) that it would not renew one of its contracts with Hawaii Independent Energy (“HIE”), Par’s wholly owned subsidiary, when the contract expires on December 31, 2014.

Although the HECO contract is significant to HIE, the contract represented less than 8% of the company’s refining segment revenue for the first six months of 2014. The HECO contract contains confidentiality provisions which restrict the disclosures Par can make. However, the contract was entered into in the ordinary course of business and represents only a portion of HIE’s low sulfur fuel oil sales. We continue to discuss the situation with HECO.

You may listen or participate in the call by telephone or listen only on our webcast.

Attendee Audio:

Dial-In:	1 (888) 517-2470 Audience US Toll Free

Passcode:	7520 356

Webcast Audience URL:

http://event.onlineseminarsolutions.com/r.htm?e=847986&s=1&k=01F034B73C9C44D8403795CACC114D14

Par Petroleum Corporation

Par Petroleum Corporation is a Houston-based company that manages and maintains interests in a variety of energy-related assets. Par is a growth company that looks for acquisitions with strong fundamentals and employees who can move the business forward.

Par, through its subsidiaries, owns and operates a 94,000 bpd refinery located in Hawaii on the island of Oahu. This refinery, together with substantial storage capacity, a 27-mile pipeline system, terminals, and retail outlets, provides a substantial portion of the energy demands of Hawaii.

Par’s largest oil and gas asset is its 33% ownership of Piceance Energy, LLC, which owns and operates natural gas properties located across approximately 40,000 acres in the Piceance Basin of Colorado.

Par also markets, transports and distributes crude petroleum-based energy products. With significant logistics capability on key pipeline systems, a rail car fleet, and a fleet of chartered barge tows, Par believes it has a competitive advantage in moving crude oil efficiently from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast.

Par’s charter contains restrictions that prohibit parties from acquiring 5% or more of Par’s common stock without the company’s prior consent.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statement other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to successfully complete the pending acquisition of Mid Pac, integrate it into our operations and realize the anticipated benefits from the acquisition; our ability to identify all potential risks and liabilities in our due diligence of Mid Pac and its business; any unexpected costs or delays, including modifications to the terms of the transaction which may be required by our compliance with HSR in connection with the pending acquisition of Mid Pac; risks associated with the integration of HIE; the volatility of crude oil and refined product prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Although the company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The company cannot assure that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect the company’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, as amended, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.

Investor Relations Contact:

Chris Micklas, Chief Financial Officer

281-899-4800